EXHIBIT 24

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-16201 on Form S-8 of our report dated September 5, 1994, appearing in this Annual Report on Form 10-K of The Deltona Corporation for the year ended December 31, 1993.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
September 28, 1994